UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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Global Cash Access Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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GLOBAL CASH ACCESS HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 28, 2011

TIME	9:00 a.m., Pacific Daylight Time, on April 28, 2011

LOCATION	Green Valley Ranch Resort, Spa & Casino 2300 Paseo Verde Drive Henderson, Nevada 89052

PROPOSALS	1.	To elect two (2) Class III directors to serve until the 2014 annual meeting of stockholders and until their successors are elected and qualified.

	2.	To approve, in an advisory (non-binding) vote, Global Cash Access, Inc.’s executive compensation as disclosed in the accompanying proxy statement.

	3.	To approve an advisory (non-binding) proposal to determine whether the stockholder vote to approve executive compensation (Item 2 above) should occur every 1, 2 or 3 years.

	4.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Global Cash Access Holdings, Inc. for the fiscal year ending December 31, 2011.

	5.	To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement which is attached and made a part hereof.

RECORD DATE
You are entitled to vote at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof if you were a stockholder at the close of business on March 11, 2011.

VOTING
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE PROMPTLY TO ENSURE YOUR PRESENCE AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. You may vote your shares by using the Internet or the telephone. Instructions for using these services are set forth on the enclosed proxy card. You may also vote your shares by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

INTERNET AVAILABILITY	Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 28, 2011. The proxy statement is available at www.proxyvote.com.

By Order of the Board of Directors,
By:	/s/ Scott Betts
Scott Betts, Chief Executive Officer
Las Vegas, Nevada
March 25, 2011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2011
PROXY STATEMENT
GENERAL INFORMATION
PROPOSAL 1 ELECTION OF CLASS III DIRECTORS
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF THE NOMINEES NAMED ABOVE
BOARD AND CORPORATE GOVERNANCE MATTERS
TRANSACTIONS WITH RELATED PERSONS
PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 3 ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLANS
REPORT OF COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

GLOBAL CASH ACCESS HOLDINGS, INC.
3525 East Post Road, Suite 120
Las Vegas, Nevada 89120
(800) 833-7110
PROXY STATEMENT
GENERAL INFORMATION
Why am I receiving these proxy materials?
The Board of Directors (the “Board”) of Global Cash Access Holdings, Inc., a Delaware corporation (the “Company”), is furnishing these proxy materials to you in connection with the Company’s 2011 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held at the Green Valley Ranch Resort, Spa & Casino, 2300 Paseo Verde Drive, Henderson, Nevada 89052, on April 28, 2011 at 9:00 a.m., Pacific Daylight Time. You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals outlined in this proxy statement (“Proxy Statement”).
This Proxy Statement and enclosed form of proxy are first being mailed to stockholders on or about March 28, 2011.
What proposals will be voted on at the Annual Meeting?
There are four proposals scheduled to be voted on at the Annual Meeting:
1.	To elect two (2) Class III directors to serve until the 2014 annual meeting of stockholders and until their successors are elected and qualified.
2.	To approve, in an advisory (non-binding) vote, Global Cash Access, Inc.’s executive compensation as disclosed in this Proxy Statement.
3.	To approve an advisory (non-binding) proposal to determine whether the stockholder vote to approve executive compensation (Item 2 above) should occur every 1, 2 or 3 years.
4.
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (hereinafter referred to as “independent auditors”) for the fiscal year ending December 31, 2011.

5.	To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
As to any other business which may properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote according to their best judgment. The Company does not know now of any other matters to be presented or acted upon at the Annual Meeting.
What are the recommendations of the Board?
The Board’s voting recommendations with respect to the proposals that will be presented are as follows:

Proposal	Board’s Voting Recommendation

1. To elect two (2) Class III directors to serve until the 2014 annual meeting of stockholders and until their successors are elected and qualified	For all nominees

2. To approve, in an advisory (non-binding) vote, Global Cash Access, Inc.’s executive compensation as disclosed in the accompanying proxy statement	For

Proposal	Board’s Voting Recommendation

3. To approve an advisory (non-binding) proposal to determine whether the stockholder vote to approve executive compensation (Item 2 above) should occur every 1, 2 or 3 years	One year

4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (hereinafter referred to as “independent auditors”) for the fiscal year ending December 31, 2011
For
Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement, nor have we received notice of any matter by the deadline prescribed by Securities and Exchange Commission (“SEC”) Rule 14a-4(c). Without limiting our ability to apply the advance notice provisions in our Amended and Restated Bylaws with respect to the procedures that must be followed for a matter to be properly presented at an annual meeting, if other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment.
What is the record date and what does it mean?
The record date for the Annual Meeting is March 11, 2011. The record date is established by the Board as required by Delaware law. Stockholders of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.
What shares can I vote?
Each stockholder of shares of Common Stock is entitled to one vote for each share of Common Stock owned as of the record date. Holders of Common Stock are referred to herein as “Stockholders.”
At the record date, 64,837,266 shares of Common Stock were issued and outstanding. Shares held in treasury by the Company are not treated as being issued or outstanding for purposes of determining the number of shares of Common Stock entitled to vote.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the record date will constitute a quorum permitting the Annual Meeting to conduct its business.
What is the impact of not casting your vote?
Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares of Common Stock is present at the Annual Meeting.
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting authority with respect to that item and has not received instructions from the beneficial owner.

If you are a beneficial owner and the nominee does not receive instructions from you as to how to vote those shares, under the rules of the New York Stock Exchange, the nominee may exercise discretionary authority to vote on routine proposals but may not vote on non-routine proposals. Proposal 1 (election of directors), Proposal 2 (advisory vote on executive compensation) and Proposal 3 (advisory vote on the frequency of the advisory vote on executive compensation) are considered non-routine matters under applicable rules. Proposal 4 (the ratification of the Company’s independent registered accounting firm) is considered a routine matter under applicable rules.
If you hold your shares in street name and you do not instruct your broker how to vote with respect to Proposal 1 (election of directors), Proposal 2 (advisory vote on executive compensation) and Proposal 3 (advisory vote on the frequency of the advisory vote on executive compensation), no votes will be cast on your behalf with respect to such proposals. Your broker, however will continue to have discretion to vote any uninstructed shares on Proposal 4 (the ratification of the Company’s independent registered accounting firm).
What is the voting requirement to approve each of the proposals?
Proposal 1. The two (2) Class III Director candidates receiving the greatest number of affirmative votes of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting will be elected, provided a quorum is present and voting. Abstentions and broker non-votes will not be counted toward a nominee’s total.
Proposal 2. The proposal on approval of executive compensation will be approved in a non-binding advisory vote if the votes cast in favor exceed the votes cast against approval. Abstentions and broker non-votes will not be counted as either a vote “For” or “Against” Proposal 2.
Proposal 3. The frequency of the stockholder vote on executive compensation will be determined in a non-binding advisory vote by the interval (every 1, 2 or 3 years) receiving the highest number of votes cast. Absentions and broker non-votes will not be counted as a vote for “1 Year”, “2 Years” or “3 Years” with respect to Proposal 3.
Proposal 4. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm will require the affirmative vote of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against Proposal 4.
All shares of Common Stock represented by valid proxies will be voted in accordance with the instructions contained therein.
How do I vote my shares?
You can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting:
•	by mailing the enclosed proxy card;
•	over the telephone by calling a toll-free number; or
•	electronically, by using the Internet.
The Internet and telephone voting procedures have been set up for your convenience and are designed to authenticate Stockholders’ identities, to allow Stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures that have been put in place are consistent with the requirements of applicable law. Specific instructions for Stockholders who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.
Who will tabulate the votes?
An automated system administered by Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate votes cast by proxy at the Annual Meeting and a representative of the Company will tabulate votes cast in person at the Annual Meeting.

Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual Stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, or (ii) to allow for the tabulation and/or certification of the vote.
Can I change my vote after submitting my proxy?
You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by one of the following four ways:
•	submitting another proxy card bearing a later date;
•	sending a written notice of revocation to the Secretary of the Company at 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120;
•	submitting new voting instructions via telephone or the Internet; or
•	attending AND voting in person at the Annual Meeting.
Who is paying for this proxy solicitation?
This proxy solicitation is being made by the Company. This Proxy Statement and the accompanying proxy were first sent by mail to the Stockholders on or about March 28, 2011. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. The Company also will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile or e-mail.
How can I find out the voting results?
The Company will report the voting results in a Form 8-K within four business days after the end of the Annual Meeting.
How do I receive electronic access to proxy materials for future annual meetings?
Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company. If you are a Stockholder of record and would like to receive future Stockholder materials electronically, you can elect this option by following the instructions provided when you vote your proxy over the Internet at www.proxyvote.com.
If you chose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your broker or the Company to rescind your instructions. You do not have to elect Internet access each year.
If your shares of Common Stock are registered in the name of a brokerage firm, you still may be eligible to vote your shares of Common Stock electronically over the Internet. A large number of brokerage firms are participating in the Broadridge online program, which provides eligible Stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in Broadridge’s program, your proxy card will provide instructions for voting online. If your proxy card does not reference Internet information, please complete and return your proxy card.

How can I avoid having duplicate copies of the proxy statements sent to my household?
Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. The practice of “householding” means that only one copy of the Proxy Statement and annual report will be sent to multiple Stockholders in a Stockholder’s household. The Company will promptly deliver a separate copy of either document to any Stockholder who contacts the Company’s Investor Relations department at 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120, (702) 855-3000, requesting such copies. If a Stockholder is receiving multiple copies of the Proxy Statement and annual report at the Stockholder’s household and would like to receive a single copy of those documents for a Stockholder’s household in the future, that Stockholder should contact their broker, other nominee record holder, or the Company’s Investor Relations department to request mailing of a single copy of future proxy statements and annual reports.
When are stockholder proposals due for next year’s annual meeting?
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For Stockholder proposals to be considered properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the Company’s 2012 Annual Meeting of Stockholders, a Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company between December 30, 2011 and January 29, 2012. A Stockholder’s notice to the Secretary must set forth as to each matter the Stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the Stockholder, and (iv) any material interest of the Stockholder in such business.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and intended to be presented at the Company’s 2012 Annual Meeting of Stockholders must be received by the Company not later than November 29, 2011 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

PROPOSAL 1
ELECTION OF CLASS III DIRECTORS
Our Amended and Restated Certificate of Incorporation provides that the number of directors which shall constitute the Board shall be exclusively fixed by resolutions adopted by a majority of the authorized directors constituting the Board. The Company’s Amended and Restated Bylaws state that the number of directors of the Company shall be fixed in accordance with the Company’s Certificate of Incorporation, then in existence. The authorized number of directors of the Company is currently set at nine. Each Director will be elected to serve until his or her term has expired and until his or her successor has been duly elected and qualified. The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board shall be divided into three classes constituting the entire Board. The members of each class of directors serve staggered three-year terms. Three positions on the Board are currently vacant. The Board anticipates reducing the size of the Board from nine members to seven members in the near future. We are maintaining one vacant position on the Board to give us the flexibility to possibly add a seventh member in the future. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Currently, the Board is composed of the following six members:

Class	Directors	Term Expiration

III	Patrick Olson and Fred C. Enlow	2011 Annual Meeting of Stockholders
I	Scott Betts and E. Miles Kilburn	2012 Annual Meeting of Stockholders
II	Geoff Judge and Michael Rumbolz	2013 Annual Meeting of Stockholders
The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has nominated, the nominees named below for election as Class III Directors of the Company, to serve a three-year term until the 2014 annual meeting of stockholders and until a qualified successor is elected or until the director’s earlier resignation or removal. Each nominee, who is a current director of the Company, has consented, if elected as a Class III Director of the Company, to serve until his term expires. The Board has no reason to believe that the nominee will not serve if elected, but if such nominee should become unavailable to serve as a director, and if the Board designates a substitute nominee, the person named as proxies will vote for the substitute nominee designated by the Board.
Class III Director-Nominees For Three Year Term That Will Expire in 2014

Fred Enlow Age 71
Fred C. Enlow has served as a member of the Board since October 2006. Since 2000, Mr. Enlow has been a consultant to various financial institutions, primarily involving international consumer financial business. He is currently a director chairman of the board and chairman of the audit committee of Prudential Vietnam Finance Company. Previously, he was a group executive director of Standard Chartered Bank PLC, a vice chairman and director of MBNA America Bank, chairman of MasterCard International’s Asia Pacific region and member of the board of directors and executive committee of MasterCard International. The Board believes Mr. Enlow is qualified to serve as a member of our Board due to his experience in the financial services and payment processing industries.

Patrick Olson Age 45
Patrick Olson has served as a member of the Board since May 2008. Mr. Olson is a Managing Director of BlackRock, Inc., a global investment management and risk management firm where he is responsible for investments of that firm’s proprietary capital and where he has been employed since 2005. Prior to that, he was an investment banker at Merrill Lynch for eight years, where he was a Managing Director and Head of the Business and Information Services Investment Banking practice, with a particular focus on the payments industry. The Board believes that Mr. Olson is qualified to serve as a member of our Board due to his experience in the investment banking industry, his status as an “audit committee financial expert,” his financial expertise, and his years of experience providing strategic advisory services to companies in the payments industry.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION
TO THE BOARD OF THE NOMINEES NAMED ABOVE
The Company’s directors listed below will continue in office for the remainder of their terms or earlier in accordance with the Company’s Amended and Restated Bylaws. Information regarding the business experience of each such director is provided below.
Class I Directors Whose Terms Will Expire in 2012

Scott Betts Age 57
Scott Betts has served as the Company’s President, Chief Executive Officer and Secretary since October 2007 and joined the Company’s Board of Directors in October 2007. From October 2007 through February 2008, Mr. Betts served as interim Chief Financial Officer and Treasurer of the Company. Prior to joining the Company, Mr. Betts served as the Executive Vice President of First Data Corporation, a payment processing services company, from May 2002 to March 2006, having served as Senior Vice President of Strategic Planning of First Data Corporation from October 2001 to May 2002. From May 2002 to March 2006, he was also President of First Data Merchant Services, which included First Data Corporation’s TeleCheck check verification and guarantee business. During this time period, he also served as First Data Corporation’s President of Domestic Enterprise Payments. From March 2006 until joining the Company, Mr. Betts also served as an independent consultant to various companies in the payments processing industry. Mr. Betts joined Procter and Gamble, a multinational manufacturer of personal care products, in 1977 and served as General Manager/Vice President of North America Fem Care and Global Tampax from 1997 to 2001. The Board believes that Mr. Betts is qualified to serve as a member of our Board due to his many years of managing and leading complex business organizations as well as his expertise in the payment processing industry.

E. Miles Kilburn Age 48
E. Miles Kilburn has served as a member of the Board since March 2005 and currently serves as Chairman of the Board. Mr. Kilburn has been a private investor since June 2004. Prior to that, he was Executive Vice President and Chief Strategy Officer of Concord EFS, Inc., a payment services and network services company (which became a wholly-owned subsidiary of First Data Corporation in February 2004) from 2003 to 2004, and Senior Vice President of Business Strategy and Corporate Development from 2001 to 2003. He served as Chief Executive Officer of Primary Payment Systems, Inc., a provider of services that combat check, identity and new account fraud, a majority-owned subsidiary of Star Systems, Inc., a provider of PIN-secured debit networks and secure real-time electronic transactions from 2002 to 2003, and Chief Financial Officer from 1997 to 1999. Mr. Kilburn was Group Executive Vice President and Chief Financial Officer of Star Systems, Inc. from 1999 to 2001. Mr. Kilburn also serves as a director of several privately held companies. The Board believes Mr. Kilburn is qualified to serve as a member on our Board due to his experience as an investor in companies in the payments industry, as well as his status as an “audit committee financial expert”.

Class II Directors Whose Terms Will Expire in 2013

Geoff Judge Age 57
Geoff Judge has served as a member of the Board since September 2006. Mr. Judge is an early stage private investor. From 2003 to 2005, he was an investor in and the chief operating officer of Preclick, a digital photography software firm. In 2002, he was the chief operating officer of Media Solution Services, Inc., a provider of credit card billing insert media. From 1997 to 2002, Mr. Judge was a co-founder and senior vice president and general manager of the media division of 24/7 Real Media. From 1995 to 1997 he was a vice president of marketing for iMarket, Inc., a software company. From 1985 to 1995, Mr. Judge was a vice president and general manager in the credit card division of American Express. Mr. Judge also serves as a director of several privately held companies. The Board believes Mr. Judge is qualified to serve as a member of our Board due to his knowledge of the Company’s business and his experience in the financial services and payment processing industries primarily from his tenure at American Express.

Michael Rumbolz Age 57
Michael Rumbolz has served as a member of the Board since August 2010. From August 2008 to August 2010, Mr. Rumbolz served as a consultant to the Company advising the Company upon various strategic, product development and customer relation matters. Mr. Rumbolz served as the Chairman and Chief Executive Officer of Cash Systems, Inc., a provider of cash access services to the gaming industry, from January 2005 until August 2008 when Global Cash Access, Inc. acquired Cash Systems, Inc. Mr. Rumbolz also has provided various consulting services and held various public and private sector employment positions in the gaming industry, including serving as Chairman of the Nevada Gaming Control Board from June 1987 to December 1988. Mr. Rumbolz currently serves as a member of the Board of Directors of Employers Holdings, Inc. (NYSE: EIG). Mr. Rumbolz received approximately $105,000 in consulting fees from GCA from January 1, 2010 through August 30, 2010. The Board believes Mr. Rumbolz is qualified to serve as a member of our Board due to his experience in the cash access and gaming industries.

BOARD AND CORPORATE GOVERNANCE MATTERS
Board Leadership Structure and the Board’s Role in Risk Oversight
We separate the roles and responsibilities of the Chief Executive Officer (“CEO”) and Chairman of the Board. The CEO formulates our strategic direction and oversees the day to day management and performance of the Company, while the Chairman of the Board provides general guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the Board. Scott Betts serves as our CEO and E. Miles Kilburn serves as the Chairman of the Board.
The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of our management team with respect to material risks that the Company faces, including operational, financial, legal and regulatory, strategic and reputational risks. The Board, or the applicable committee of the Board, receives these reports from members of our management team to enable it to identify material risks and assess management’s risk management and mitigation strategies. As part of its charter, the Audit Committee assesses risks relating to the Company’s financial statements, oversees both the Company’s external and internal audit function and oversees the Company’s compliance with all applicable laws and regulations. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Board Committees and Meetings
During fiscal 2010, the Board held 15 meetings. Each director attended at least 75% of the total number of the meetings of the Board and meetings of the committees of the Board on which he served. The Board has three committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.
Each director of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee attended at least 75% of the meetings of each committee. The members of the committees during fiscal 2010 are identified in the following table:

NOMINATING AND CORPORATE
DIRECTOR	AUDIT	COMPENSATION	GOVERNANCE

Scott Betts
E. Miles Kilburn	Chair	Chair	X
Geoff Judge	X		X
Fred C. Enlow	X	X
Patrick Olson	X	X	Chair
Michael Rumbolz
Charles J. Fitzgerald		Chair[1]	Chair[1]

[1]	Mr. Fitzgerald’s service on the Compensation Committee and the Nominating and Corporate Governance Committee ended at the 2010 Annual Meeting of Stockholders.
Annual Meeting of Stockholders
The Company encourages, but does not require, its Board members to attend annual stockholders meetings. All of the Company’s Board members attended the Company’s 2010 annual meeting of stockholders.
Committees of the Board
The Audit Committee met six times in fiscal 2010. The Audit Committee has the responsibility for, among other things:
•
conducting and supervising internal audit investigations, retaining independent legal, accounting or other advisors to carry out its duties and if necessary, to institute special investigations related to the Company’s internal audit functions;

•
reviewing policies and procedures adopted by management regarding fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the SEC;

•
overseeing the Company’s accounting and financial reporting processes, overseeing audits of the Company’s financial statements and reviewing the Company’s audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluating the adequacy and effectiveness of internal controls that could significantly affect the Company’s financial statements, as well as the adequacy and effectiveness of the Company’s disclosure controls and procedures and management’s reports thereon;

•
reviewing and discussing reports from the Company’s independent auditor regarding: (i) all critical accounting policies and practices to be used by the Company; (ii) all alternative treatments of financial information within GAAP that have been discussed with management; and (iii) other material written communications between the Company’s independent auditor and management;

•
reviewing major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s independent auditor, internal auditors or management, and reviewing the significant reports to management prepared by the Company’s internal auditing department and management’s responses;

•
establishing procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	advising the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations; and
•
overseeing the work of the registered public accounting firm engaged in audit, review or attest services for the Company, overseeing the appointment, compensation and retention of the registered public accounting firm, and overseeing and ensuring the independence of the Company’s independent auditor, and reviewing and pre-approving of all audit services and permissible non-audit services to be performed by the Company’s independent auditor.

The Board has determined that Messrs. Kilburn and Olson are both “audit committee financial experts” as defined by Item 407(d)(5)(iii) of Regulation S-K and are both independent under applicable New York Stock Exchange (“NYSE”) rules. A copy of the Audit Committee charter can be viewed at the Company’s website at www.gcainc.com.
The Compensation Committee met two times in fiscal 2010. The Compensation Committee has the responsibility for, among other things:
•	assisting the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers;
•
reviewing and approving goals and objectives for CEO compensation and recommending to the Board non-CEO compensation and incentive compensation plans and equity based plans that are subject to Board approval;

•
administering the Company’s incentive compensation plans and equity based plans, approving new equity compensation plans or material changes to an existing plan where Stockholder approval has not been obtained, and approving awards as determined by the Board; and

•	ensuring corporate performance measures and goals are set and determining the extent that established goals have been achieved and any related compensation earned.
A copy of the Compensation Committee charter can be viewed at the Company’s website at www.gcainc.com.
The Nominating and Corporate Governance Committee did not formally meet as a separate committee during 2010. However, during the course of various meetings of the Board in 2010, the entire Board fully discussed and reviewed certain matters for which the Nominating and Corporate Governance Committee has delegated responsibility for:
•	developing and recommending to the Board, and implementing a set of corporate governance principles and procedures;
•
developing and recommending to the Board, and implementing and monitoring compliance with, a code of business conduct and ethics for directors, officers and employees, and promptly disclosing any waivers for directors or executive officers;

•	assessing the adequacy of the code of business conduct and ethics and recommending any changes;
•
assisting the Board in assessing Board composition, selecting nominees for election to the Board consistent with criteria approved by the Board, and advising the Board on each Committee of the Board regarding member qualifications, Committee appointments and removals, Committee structure and operations and Committee reporting;

•	determining the compensation of members of the board and its Committees;

•	advising the Board on candidates for executive offices, and advising the Board on candidates for the position of Chairman of the Board and CEO; and
•	establishing and monitoring a process of assessing the Board’s effectiveness and overseeing the evaluation of the Board and management.
The Nominating and Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.gcainc.com.
As provided in the charter of the Nominating and Corporate Governance Committee, nominations for director may be made by the Nominating and Corporate Governance Committee or by a Stockholder of record entitled to vote. The Nominating and Corporate Governance Committee will consider and make recommendations to the Board regarding any Stockholder recommendations for candidates to serve on the Board. Stockholders wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Company’s Investor Relations Department — Attention Nominating and Corporate Governance Committee at 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120 providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating Stockholder’s ownership of Common Stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Nominating and Corporate Governance Committee. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a Stockholder. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.
In reviewing potential candidates for the Board, the Nominating and Corporate Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria. A detailed description of the criteria used by the Nominating and Corporate Governance Committee in evaluating potential candidates may be found in the charter of the Nominating and Corporate Governance Committee which is posted on the Company’s website at www.gcainc.com. The Nominating and Corporate Governance Committee has the responsibility of assessing the Board’s composition, including the diversity of the Board, however, the Nominating and Corporate Governance Committee has no formal policies and procedures with respect to assessing the diversity of the Board. In general, the Nominating and Corporate Governance Committee seeks prospective nominees with a broad diversity of experience, professions, skills and backgrounds but does not assign any specific weights to any particular criteria to nominees. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis prohibited by law.
Director Independence
Under independence standards established by the Board, a director does not qualify as independent unless the Board affirmatively determines that the director does not have any material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Board considers such facts and circumstances as it deems relevant to the determination of director independence. To assist in making its determination regarding independence, the Board considers, at a minimum, the following categorical standards:
•
a director who is an employee, or whose immediate family member is an executive officer, of the Company or any of its subsidiaries is not independent until three years after the end of such employment relationship;

•
a director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation;

•
a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company or any of its subsidiaries is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

•
a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s or any of its subsidiaries present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship;

•
a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (which does not include chartable entities) that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold; and

•
any director that has a material relationship with the Company shall not be independent. Any relationship not required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended, shall be presumptively not material. For relationships not covered by the preceding sentence, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the Board. The Company shall explain in the next proxy statement the basis for any board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth above.

The Board has determined that the following directors have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), and each is independent within the meaning of independence as set forth in the rules of the NYSE: Patrick Olson, E. Miles Kilburn, Geoff Judge and Fred C. Enlow.
Executive Sessions of Non-Management Directors
Mr. Kilburn has been selected as the Presiding Director to preside over meetings of our non-management directors in executive session with no management or employees present. Our independent directors met in executive session with no management directors or employees present at least three (3) times last year.
Access to Corporate Governance Policies
Stockholders may access the Company’s committee charters, the code of ethics and corporate governance guidelines at Company’s Internet website at www.gcainc.com. Copies of the Company’s committee charters, corporate governance guidelines and code of ethics will be provided to any Stockholder upon written request to the Secretary of the Company, Global Cash Access Holdings, Inc., 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120 or via electronic mail to secretary@gcamail.com.
Communication between Interested Parties and Directors
Stockholders and other interested parties may communicate with individual directors (including the Presiding Director), the members of a committee of the Board, the independent directors as a group or the Board as a whole by addressing the communication to the named director, the committee, the independent directors as a group or the Board as a whole c/o Secretary, Global Cash Access Holdings, Inc., 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120 or via electronic mail to secretary@gcamail.com. The Company’s Secretary will forward all correspondence to the named director, committee, independent directors as a group or the Board as a whole, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Risk Considerations in our Compensation Policies
The Compensation Committee has reviewed and discussed the concept of risk as it related to the Company’s compensation policies and the Compensation Committee does not believe that the Company’s compensation policies encourage excessive or inappropriate risk for the following reasons:
•
Our compensation structure consists of both salary and incentive-based compensation. The salary component of our compensation structure is designed to provide a steady income regardless of our Company’s stock price so that executives are not overly focused on our stock price or potentially distracted from focusing on other important business metrics and strategic goals.

•
Our cash incentive bonuses assign equal weight to both Company-wide performance and achievement of individual goals. The Company-wide performance components consist of achieving revenue targets as well as cash earnings per share (“EPS”) targets. We believe that these Company-wide performance components strike an appropriate balance to encourage executives to focus on both top line sales growth but at the same focus on the overall profitability and financial condition of the Company. We believe having a subjective cash incentive bonus component allows executives to focus on non-financial goals and objectives that are important to the Company achieving its long term strategic goals.

•
Both the Company-wide performance and subjective components of our cash incentive bonus program are capped at a percentage of each executive officer’s base salary. In addition, with respect to the Company-wide performance-components of the cash incentive bonuses, the Company must achieve certain minimum performance targets before an executive is eligible to receive any cash incentive bonus relating to such Company-wide performance components.

•
Our stock-based compensation and incentive programs focus on the long term performance of the Company. Our equity awards generally vest over a period of four years and are generally only valuable if our stock price increases over time.

Directors’ Compensation
In 2010, all non-employee directors received an annual fee of $40,000 except for the chairman of the Board who received an annual fee of $60,000. In addition, each member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that was independent, within the meaning of the applicable rules of the New York Stock Exchange, received an additional annual fee of $7,500 and the chairperson of each of the Company’s Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee received an additional annual fee of $20,000, $10,000 and $10,000, respectively.
Additionally, each non-employee director is granted, upon the director’s initial appointment to the Board, either an option to purchase 100,000 shares of Common Stock or an award of 100,000 restricted shares of Common Stock under the Company’s 2005 Stock Incentive Plan. The exercise price for these options is the fair market value of Common Stock at the close of the market on the day of the grant of the stock options. For each grant, one eighth of the options or restricted stock will vest after six months of service as a director, and the remainder will vest ratably in equal monthly installments over the succeeding forty-two months; provided, however, that the options or restricted stock will vest in their entirety upon a change of control of the Company. The options have a term of ten years. Non-employee directors are typically granted additional options to purchase shares of Common Stock or awards of restricted shares of Common Stock under the Company’s 2005 Stock Incentive Plan on an annual basis. Such options and restricted stock vest according to the same schedule as the initial grants.
Relationships Among Directors or Executive Officers
There are no family relationships among any of the Company’s directors or executive officers.

Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics for its directors, officers and other employees. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct and Ethics. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.gcainc.com.
TRANSACTIONS WITH RELATED PERSONS
Stock Option and Restricted Stock Grants to Directors and Executive Officers
On February 16, 2010, E. Miles Kilburn, Patrick Olson, Fred Enlow, Geoff Judge, Michael S. Dowty, George Gresham, Kathryn Lever, Mari Ellis and Michael S. Dowty were granted options to purchase 50,000, 30,000, 30,000, 30,000, 230,000, 65,000, 65,000, 65,000 and 65,000 shares of Common Stock, respectively, at a per share exercise price of $7.77 per share pursuant to the Company’s 2005 Stock Incentive Plan. On April 30, 2010, David Lucchese was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $8.68 per share. On August 30, 2010, Michael Rumbolz was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $5.77 per share. On September 14, 2010, Mary Elizabeth Higgins was granted an option to purchase 150,000 shares of Common Stock at an exercise price of $3.99 per share. Generally, stock options and restricted stock granted to directors under the Company’s 2005 Stock Incentive Plan will vest at a rate of 12.5% of the shares underlying the option after six months and the remaining shares will vest in equal portions over the following 42 months, such that all shares are vested after four years; provided, however, that the options or restricted stock will vest in their entirety upon a change of control of the Company. Stock options and restricted stock granted to executive officers under the Company’s 2005 Stock Incentive Plan will vest at a rate of 25% of the shares underlying the option after one year and the remaining shares will vest in equal portions over the following 36 months, such that all shares are vested after four years; provided, however, that the options or restricted stock subject to grants to certain executive officers may vest sooner in certain circumstances. Stock options and restricted stock granted under the Company’s 2005 Stock Incentive Plan generally expire ten years from the date of grant.
On March 1, 2011, E. Miles Kilburn, Patrick Olson, Fred Enlow, Geoff Judge, Michael Rumbolz, Scott Betts, Mary Beth Higgins, Mari Ellis, David Lucchese and Michael S. Dowty were granted options to purchase 60,000, 40,000, 40,000, 40,000, 40,000, 350,000, 100,000, 100,000, 100,000 and 100,000 shares of Common stock, respectively, at a per share exercise price of $3.41 per share pursuant to the Company’s Stock Incentive Plan.
Extensions of Credit from Arriva Card, Inc.
Prior to the Company’s decision to exit the credit card issuing business, officers, directors and employees of the Company were issued credit cards by Arriva Card, Inc., a wholly-owned subsidiary of the Company, in the ordinary course of business on the same terms and conditions generally applicable to other applicants and cardholders. Arriva Card, Inc. has not issued any additional credit cards to officers, directors or employees of the Company after the Company’s decision to exit this business.
Directors’ Compensation
See “Executive Compensation — Director Compensation in 2010.”
Indemnification Agreements
See “Executive Compensation — Indemnification Agreements.”
Michael Rumbolz
Michael Rumbolz, who serves as a member of our Board of Directors, also serves as a member of the board of directors of Herbst Gaming, LLC (“Herbst”). The Company provides various cash access products and services to Herbst. Mr. Rumbolz receives both cash and equity compensation from Herbst in consideration for serving on the board of directors of Herbst, however, none of this consideration is tied in any manner to the Company’s performance or obligations under its cash access agreements with Herbst. In addition, Mr. Rumbolz was not involved in the negotiation of the Company’s cash access agreements with Herbst.

Review, Approval or Ratification of Transactions with Related Persons
Corporate governance guidelines adopted by the Board provide that any transaction that is required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC must be reviewed, approved or ratified by the Audit Committee, the Nominating and Corporate Governance Committee or another committee consisting entirely of independent directors under applicable NYSE rules. The types of transactions covered by this policy include but are not limited to (i) the purchase, sale or lease of assets to or from a related person, (ii) the purchase or sale of products or services to or from a related person, or (iii) the lending or borrowing of funds from or to a related person. Approval of transactions with related persons shall be at the discretion of the reviewing body, but the reviewing body shall consider (A) the consequences to the Company of consummating or not consummating the transaction, (B) the extent to which the Company has a reasonable opportunity to obtain the same or a substantially similar benefit of the transaction from a person or entity other than the related person, and (C) the extent to which the terms and conditions of such transaction are more or less favorable to the Company and its stockholders than the terms and conditions upon which the Company could reasonably be expected to negotiate with a person or entity other than the related person. Further, our code of ethics requires our directors, officers and employees to raise with our chief compliance officer any material transaction or relationship that could reasonably be expected to give rise to a personal conflict of interest. Our corporate governance guidelines also prohibit the Company’s making of any personal loans to directors, executive officers or their immediate family members, but expressly exclude the issuance of credit cards by Arriva Card, Inc. from this prohibition.
Executive Officers
The following sets forth certain information regarding the Company’s executive officers:

Name	Age	Position
Scott H. Betts	57	President, Chief Executive Officer and Director
Mary Elizabeth Higgins	53	Executive Vice President and Chief Financial Officer
Kathryn S. Lever	42	Executive Vice President and General Counsel
David Lucchese	52	Executive Vice President, Sales
Mari Ellis	55	Executive Vice President, Technology and Development
Michael S. Dowty	43	Executive Vice President, Business Development
Scott Betts has served as the Company’s President, Chief Executive Officer and Secretary since October 2007 and joined the Company’s Board in October 2007. From October 2007 through February 2008, Mr. Betts served as interim Chief Financial Officer and Treasurer of the Company. Prior to joining the Company, Mr. Betts served as the Executive Vice President of First Data Corporation, a payment processing services company, from May 2002 to March 2006, having served as Senior Vice President of Strategic Planning of First Data Corporation from October 2001 to May 2002. From May 2002 to March 2006, he was also President of First Data Merchant Services, which included First Data Corporation’s TeleCheck check verification and guarantee business. During this time period, he also served as First Data Corporation’s President of Domestic Enterprise Payments. From March 2006 until joining the Company, Mr. Betts also served as an independent consultant to various companies in the payments processing industry. Mr. Betts joined Procter and Gamble, a multinational manufacturer of personal care products, in 1977 and served as General Manager/Vice President of North America Fem Care and Global Tampax from 1997 to 2001.
Mary Elizabeth Higgins joined the Company in September 2010 and currently serves as Executive Vice President and Chief Financial Officer. From May 2000 to August 2010, Ms. Higgins served as the Chief Financial Officer of Herbst Gaming, Inc., a diversified multi-jurisdictional gaming company based in Las Vegas, Nevada with casinos located in Nevada, Missouri and Iowa. Prior to joining Herbst Gaming, Inc., Ms. Higgins served as the Chief Financial Officer of Camco, Inc., a specialty retailer based in Las Vegas, Nevada.

Kathryn S. Lever joined the Company in September 2005 and currently serves as the Company’s Executive Vice President and General Counsel. From 2001 to 2005, Ms. Lever was a partner in the corporate and transactional practice at the law firm of Schreck Brignone, now Brownstein Hyatt Farber Schreck LLP. From 2000 to 2001, Ms. Lever engaged in securities practice at the law firm of Catalyst Corporate Finance Lawyers in Vancouver, British Columbia, Canada, and prior to that practiced corporate and commercial litigation in the Vancouver office of McCarthy Tetrault.
David Lucchese joined the Company in April 2010 and currently serves as the Executive Vice President, Sales. From April 2005 to April 2010, Mr. Lucchese served as Vice President of Sales, Games for Bally Technologies, Inc. and Senior Vice President of Sales, Systems from April 2003 to April 2005. Mr. Lucchese served as Vice President of Sales for Aristocrat Technologies, Inc. from July 2001 to February 2003.
Mari Ellis joined the Company in February 2008 and currently serves as the Executive Vice President, Technology and Development. Prior to joining the Company, from March 2007 to November 2007, Ms. Ellis was the Senior Vice President, Payment Products of Blackhawk Network, a prepaid and payments network. From December 1997 to November 2006, Ms. Ellis held various positions at First Data Corporation, including Senior Vice President and Chief Operating Officer (First Data Pre-Paid Services) from April 2005 to November 2006, Senior Vice President Enterprise Business Integration Office (Concord EFS acquisition integration) from April 2003 to April 2005, and Senior Vice President New Business Implementations (First Data Resources) from January 2001 to March 2003.
Michael S. Dowty joined the Company in October of 2005 and currently serves as the Executive Vice President, Business Development, a position he has held since July of 2008. Prior to serving as the Company’s Executive Vice President, Business Development, from October 2005 through May 2007, Mr. Dowty was the Vice President of International Sales of the Company and from May of 2007 through July of 2008 Mr. Dowty was the Senior Vice President, International Business of the Company. Prior to joining the Company, from September of 2000 through October 2005 Mr. Dowty was the General Manager of First Data Loan Company, Canada, a provider of merchant processing services.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are requesting your advisory approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth on pages 23 to 38 of this Proxy Statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote.
Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity and strategic value of the position, while ensuring long-term retention, motivation and alignment with the long-term interests of the Company’s stockholders. We encourage you to carefully review the “Compensation Discussion and Analysis” beginning on page 23 of this Proxy Statement for additional details on the Company’s executive compensation, including our compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers for the year ended December 31, 2010.
We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, “For” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”
While the results of this advisory vote are not binding, the Compensation Committee and Board will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3
ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
You are being provided with the opportunity to cast an advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers, commonly referred to as a “say on pay” vote, as provided in Proposal 2. This advisory vote is referred to here as the “frequency of say on pay” vote. Under this Proposal 3, you may vote on whether you would prefer to have a “say on pay” vote every year, every 2 years or every 3 years.
The “say on pay” and “frequency of say on pay” voting provisions are new and, based upon current information, the Board believes that the “say on pay” advisory vote should be conducted every year. An annual advisory vote on executive compensation will allow our stockholders to provide input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.
You may cast your vote on your preferred voting frequency by choosing the option of 1 year, 2 years or 3 years or abstain from voting when you vote in response to the resolution set forth below.
“RESOLVED, that the option of 1 year, 2 years, or 3 years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (including the Compensation Discussion and Analysis, compensation tables and narrative discussion).”
You are not voting to approve or disapprove the Board’s recommendation.
While this advisory vote on the frequency of the “say on pay” vote is non-binding, the Board and Compensation Committee will give careful consideration to the choice that receives the most votes when considering the frequency of future “say on pay” votes.
THE BOARD RECOMMENDS THAT YOU VOTE FOR A “1 YEAR” FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 4
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2000 and has been appointed by the Board to continue as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2011. Although the Company is not required to seek stockholder approval of its selection of independent registered public accounting firm, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for stockholder rejection and will reconsider its selection of its independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.
A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, although we do not expect him or her to do so. The representative is expected to be available to respond to appropriate questions.
Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for audit of the Company’s annual financial statements for the years ended December 31, 2010 and December 31, 2009 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	Year Ended	Year Ended
	December 31, 2010	December 31, 2009
Audit Fees (1)	$1,332,152	$1,657,257
Audit-Related Fees (2)	—	—
Tax Fees (3)	479,779	347,086
All Other Fees (4)	—	—

Total	$1,811,931	$2,004,343

(1)	Audit fees include fees for the following professional services:
•	audit of the Company’s annual financial statements for fiscal years 2010 and 2009;
•	attestation services, technical consultations and advisory services in connection with Section 404 of the Sarbanes-Oxley Act of 2002;
•	reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q;
•	statutory and regulatory audits, consents and other services related to SEC matters; and
•	professional services provided in connection with other statutory and regulatory filings

(2)	Audit-related fees include fees for the following professional services:
•	Professional services in connection with securities offerings.

(3)	Tax fees include fees for tax planning (domestic and international), tax advisory and tax compliance.

(4)	All other fees include fees for services related to agreed upon procedures surrounding the Company’s anti-money laundering program.

In making its recommendation to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, the Audit Committee has considered whether services other than audit and audit-related services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by its independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval.
THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2011

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to the Company with respect to the beneficial ownership as of March 1, 2011, (except as otherwise noted in the footnotes to the table) by (i) all persons who are beneficial owners of five percent (5%) or more of Common Stock, (ii) each director and nominee, (iii) the Named Executive Officers (as defined in the “Executive Compensation” section below), and (iv) all current directors and executive officers as a group.
As of March 1, 2011, excluding shares of stock held in treasury by the Company, 64,839,739 shares of Common Stock were outstanding. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power”, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest. Unless otherwise noted the address of each beneficial owner in the table is 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120.
Number of Shares Beneficially Owned as of March 1, 2011

	Number of Shares
	Beneficially Owned
Name	Number	Percentage
Directors and Executive Officers
Scott H. Betts (1)	1,686,188	2.5%
E. Miles Kilburn (2)	387,499	*
Kathryn S. Lever (3)	270,113	*
Geoff Judge (4)	269,666	*
Fred Enlow (5)	268,666	*
Mari Ellis (6)	202,624	*
Patrick Olson (7)	151,416	*
Michael S. Dowty (8)	149,742	*
Michael Rumbolz (9)	136,666	*
David Lucchese (10)	25,000	*
Mary E. Higgins	—	*
Directors and executive officers as a group (11 persons) (11)	3,547,580	5.2%

Persons owning more than 5% of the Company’s Common Stock
Wells Fargo and Company (12)	6,341,933	9.4%
Wolf Fund Management Ltd. (13)	6,253,122	9.2%
BlackRock Advisors LLC (14)	5,240,827	7.7%
Summit Partners LP (15)	4,800,034	7.1%
*	Less than 1%

(1)
Includes (a) 171,606 shares of Common Stock subject to vesting restrictions and (b) options to purchase 1,479,582 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of March 1, 2011. Includes 35,000 shares purchased on the open market.

(2)
Includes (a) 75,000 shares of Common Stock subject to vesting restrictions and (b) options to purchase 262,499 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of March 1, 2011. Includes 50,000 shares acquired through option exercises or net open market purchases.

(3)
Includes (a) 34,489 shares of Common Stock subject to vesting restrictions and (b) options to purchase 235,624 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of March 1, 2011.

(4)
Includes (a) 44,000 shares of Common Stock subject to vesting restrictions and (b) options to purchase 223,666 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of March 1, 2011. Includes 2,000 shares purchased on the open market.

(5)
Includes (a) 44,000 shares of Common Stock subject to vesting restrictions and (b) options to purchase 223,666 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of March 1, 2011. Includes 1,000 shares purchased on the open market.

(6)
Includes (a) 42,334 shares of Common Stock subject to vesting restrictions and (b) options to purchase 152,290 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of March 1, 2011. Includes 8,000 shares purchased on the open market.

(7)
Includes (a) 34,000 shares of Common Stock subject to vesting restrictions and (b) options to purchase 117,416 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of March 1, 2011.

(8)
Includes (a) 32,868 shares of Common Stock subject to vesting restrictions and (b) options to purchase 116,874 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of March 1, 2011.

(9)	Includes options to purchase 116,666 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of March 1, 2011. Includes 20,000 shares purchased on the open market.

(10)	Includes options to purchase 25,000 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of March 1, 2011.

(11)
Includes (a) 478,297 shares of Common Stock held by the current executive officers and directors subject to vesting restrictions, (b) options to purchase an aggregate of 2,953,283 shares held by the current executive officers and directors that are currently exercisable or will be exercisable within 60 days of March 1, 2011 and (c) includes 116,000 shares of common stock acquired through net purchases on the open market.

(12)
As reported on Schedule 13G, filed January 20, 2011, includes 8,501,113 shares held by Wells Fargo and Company on its own behalf and on behalf of the following subsidiaries: (a) Wells Capital Management, Incorporated, (b) Wells Fargo Bank, N.A., and (c) Wells Fargo Funds Management, LLC. Wells Fargo and Company has the sole voting power as to 4,432,649 shares of Common Stock, the sole dispositive power as to 6,318,283 shares of Common Stock and shared dispositive power as to 15,960 shares of Common Stock. The address for each of these entities is 420 Montgomery Street, San Francisco, California 94163.

(13)
As reported on Schedule 13G, filed February 14, 2011, includes 6,253,122 shares held by Wolf Fund Management Ltd. on its own behalf and on behalf of the following subsidiaries: (a) Wolf Fund Management Ltd., (b) Wolf Opportunity Fund, Ltd., and (c)Ahmet H. Okumus. Wolf Fund Management Ltd. has the shared voting power as to 6,253,122 shares of Common Stock and the shared dispositive power as to 6,253,122 shares of Common Stock. The address for each of these entities are as follows: (a) Wolf Fund Management Ltd., Genesis Building, 4th Floor, 13 Genesis Close, Suite 10240, Grand Cayman, Cayman Islands KY1-1002, (b) Wolf Opportunity Fund, Ltd., Craigmuir Chambers, Suite 71, Road Town, Tortola, British Virgin Islands, and (c) Ahmet H. Okumus c/o Wolf Fund Management Ltd., Genesis Building, 4th Floor, 13 Genesis Close, Suite 10240, Grand Cayman, Cayman Islands KY1-1002.

(14)
As reported on Schedule 13G, filed February 2, 2011, includes 5,240,827 shares held by BlackRock, Inc. on its own behalf and on behalf of the following subsidiaries: (a) BlackRock Asset Management Japan Co. Limited, (b) BlackRock Institutional Trust Company, N.A., (c) BlackRock Fund Advisors, (d) BlackRock Management Australia Limited, (e) BlackRock Advisors, LLC. (f) BlackRock Capital Management, Inc., (g) BlackRock Investment Management, LLC, (h) BlackRock International Ltd and (i) State Street Research & Management Co. BlackRock, Inc. has the sole voting and dispositive power as to 5,240,827 shares of Common Stock. Patrick Olson, a member of the Board, is a Managing Director of BlackRock, Inc. but expressly disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in BlackRock, Inc. The address for Black Rock, Inc. is 40 East 52nd Street, New York, NY 10022.

(15)
As reported on Amendment 3 to Schedule 13G, filed February 9, 2011, includes 4,800,034 shares held by Summit Partners, L.P., Summit Partners VI (GP), LLC, Summit Partners VI (GP), L.P., Summit Ventures VI-A, L.P., Summit Ventures VI-B, L.P., Summit VI Advisors Fund, L.P., Summit VI Entrepreneurs Fund, L.P., and Summit Investors VI, L.P. Summit Partners, L.P. is the managing member of Summit Partners VI (GP), LLC, which is the sole general partner of Summit Partners VI (GP), L.P., which is the sole general partner of each of (a) Summit Ventures VI-A, L.P., (b) Summit Ventures VI-B, L.P., (c) Summit VI Advisors Fund, L.P., (d) Summit VI Entrepreneurs Fund, L.P. and (e) Summit Investors VI, L.P. Summit Partners, L.P. has shared voting and dispositive power as to 4,800,034 shares of Common Stock. The address for each of these entities is 222 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.

EXECUTIVE COMPENSATION
The Company is a holding company, the principal asset of which is the capital stock of Global Cash Access, Inc. The executive officers of the Company are employees of Global Cash Access, Inc. and all references in this Proxy Statement to executive compensation relate to the executive compensation paid by Global Cash Access, Inc. to such executive officers.
Compensation Discussion and Analysis
Objectives of Compensation Policies. The principal objective of the Company’s executive compensation policies is to align the executives’ incentives with the achievement of the Company’s strategic goals, which are in turn designed to enhance stockholder value. In order to achieve that objective, the Company’s executive compensation policies must help the Company attract and retain key personnel who possess the necessary leadership and management skills, motivate key employees to achieve specified goals and ensure that compensation provided to key employees is both fair and reasonable in light of performance and competitive with the compensation paid to executives of similarly situated companies. While the Company has attempted to design its executive compensation to incent its executives to achieve the Company’s strategic goals, it also believes it has designed its executive compensation policies to discourage executives and other employees from taking excessive risk as described below.
The Compensation Committee has the responsibility to approve the overall compensation strategy, administer the Company’s annual and long-term compensation plans, and make all decisions with respect to executive compensation. The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with the objectives described above.
Design of Compensation Policies. The Company’s executive compensation policies are designed to reward executives in a manner that is proportionate to the achievement of, or performance above, established goals. These goals may be expressed in terms of Company-wide performance, operating segment performance or individual performance, and their achievement may be measured by either operating metrics or financial metrics. Although not preferred by the Compensation Committee, in certain cases, the achievement of goals may be subjective in nature. Where an individual executive has responsibility for a particular business segment, the performance goals of that individual are heavily weighted toward the operational performance of that business segment. Where an individual executive has broader corporate responsibility, the goals are tailored to his or her objectives for the period. Goals may be annual or longer term in nature; correspondingly, elements of compensation may be annual (i.e. base salaries and bonuses) or longer term in nature (i.e. stock-based compensation and incentives).

Elements of Executive Compensation. The Compensation Committee evaluates both performance and compensation to ensure that executive compensation is serving the objectives of attracting, retaining and motivating key executives, including the senior key executive officers identified in the Summary Compensation Table below (the “Named Executive Officers”). To that end, the Compensation Committee believes executive compensation packages provided by the Company to its key executives should include both cash and stock-based compensation and incentives. Under the Company’s executive compensation policies, cash compensation consists of an annual base salaries and bonuses, and stock-based compensation and incentives consisting of stock options or awards of restricted stock or a combination of both stock options and restricted stock.
Base Salaries. We want to provide our key executives with base salaries that provide an appropriate level of assured cash compensation that is sufficient to retain their services. The base salary of each executive officer is determined based upon his or her position, responsibility, qualifications and experience, and reflects consideration of both external comparison to available market data and internal comparison to other executive officers, as well as the individual performance of the executive in the prior period. Base salary amounts are initially determined through the recruitment process and are typically reconsidered annually as part of the Company’s performance review process. The amounts of the base salaries paid to Mr. Betts, Ms. Lever and Ms. Ellis are fixed pursuant to the terms of their written employment agreements with the Company. Amounts paid to Named Executive Officers as base salaries are included in the column captioned “Salary ($)” in the Summary Compensation Table below.
Cash Incentive Bonuses. Each Named Executive Officer’s annual incentive based target cash bonus for 2010 was established as a percentage of such Named Executive Officer’s base salary. Such target cash bonus percentage was either established in the Named Executive Officer’s employment agreement or as otherwise established by the Company. The actual potential bonus which each of these officers could earn ranged from 0% to 150% of the Named Executive Officer’s target bonus. Thus, if a Named Executive Officer had a target cash bonus percentage of 25% of his or her base salary, such Named Executive Officer could receive a maximum cash incentive bonus equal to 37.5% of his or her base salary.

The Company’s cash incentive bonus plan consisted of a combination of Company-based and individual-based performance targets and goals. Specifically, the Compensation Committee established the following performance targets and goals in connection with the payment of annual incentive cash bonuses to the Company’s Named Executive Officers for the year ended December 31, 2010:

	Minimum	Target	Maximum	Maximum %

Revenue Target (25% Weight)	$573,300,000	$637,000,000	$700,700,000	37.5%

Cash EPS Target (25% Weight)	$0.650	$0.720	$0.790	37.5%

Individual Targets and Goals Personal and Specific to each Named Executive Officer (50% Weight)	Vary by Individual Executive Officer	N/A	N/A	75.0%
The Company’s performance targets for the year ended December 31, 2010 relating to revenue and Cash EPS were each weighted twenty-five percent, and individual performance goals specific to each Named Executive Officer were weighted fifty percent in calculating the amount of annual incentive cash bonuses payable to the Company’s Named Executive Officers. A Named Executive Officer would not receive any bonus compensation relating to either performance target if the Company failed to meet the minimum threshold for either the revenue performance target or the Cash EPS performance target. The actual amount payable under each of the revenue and Cash EPS performance targets would increase proportionately assuming the minimum threshold amounts were achieved. The maximum percentage amount for each of the objective and subjective performance targets is equal to 150% of the percentage amount assigned to each such performance target.
The Compensation Committee established the individual performance goals for the Company’s Chief Executive Officer and the Chief Executive Officer established the individual performance goals of each other Named Executive Officer and which were approved by the Compensation Committee. In general, the individual performance goals of each Named Executive Officer were tied to achieving specific goals or objectives in the areas for which such Named Executive Officers had responsibility for overseeing and that were deemed important and material to achieving the Company’s overall strategic and financial goals. These personal targets and goals included both objective criteria such as completing specific projects as well as subjective targets and goals such as improving or developing certain skills. The actual amount of bonus payable under these individual performance targets and goals was not tied to any specific formula given the subjective nature of many of the performance targets and goals. The Compensation Committee determined the amount of bonus allocable to the Company’s Chief Executive Officer with respect to the Chief Executive’s personal targets and goals, and the Chief Executive Officer determined the amount of bonus allocable to the other Named Executive Officers’ personal targets and goals with such amounts also being approved by the Compensation Committee.
For 2010, the Company established a revenue goal of $637.0 million with a minimum threshold of $573.0 million and a Cash EPS goal of $0.72 per share with a minimum threshold of $0.65 per share. The Company had revenue of $605.6 million and Cash EPS of $0.54 for the year ended December 31, 2010. The Company did not pay out any annual incentive cash bonuses for either the revenue performance target or the Cash EPS performance target because the Company failed to hit the minimum Cash EPS threshold of $0.65 per share for the year ended December 31, 2010. The actual amount of bonuses payable to the Named Executive Officers that were attributable to the individual performance targets and goals varied for each Named Executive Officer and the total amount of cash incentive compensation received by each Named Executive Officer for 2010 is included in the Summary Compensation Table set forth below.

Stock-Based Compensation and Incentives. We believe that the award of stock-based compensation and incentives is an effective way of aligning the executives’ interests with the goal of enhancing stockholder value. To that end, stock options and awards of restricted stock may be granted to executives and other employees under the Company’s 2005 Stock Incentive Plan. Pursuant to the Company’s 2005 Stock Incentive Plan, the Board has authorized the Compensation Committee to approve the grant of stock options and awards of restricted stock to employees other than executive officers within ranges prescribed by the Board. The approval of the Board is required for the grant of stock options or awards or restricted stock to executive officers or to employees other than executive officers if in excess of the ranges prescribed by the Board.
Because of the direct relationship between the value of an option or restricted stock award, on the one hand, and the stock price, on the other, we believe that stock options and restricted stock awards motivate executives to manage the Company’s business in a manner that is consistent with stockholder interests. Stock option and restricted stock grants are intended to focus the attention of the recipient on the Company’s long-term performance which we believe results in improved stockholder value. Through the grant of stock options and restricted stock grants that vest over time, we can align executives’ interests with the long-term interests of our stockholders who seek appreciation in the value of our Common Stock. To that end, the stock options and restricted stock awards that we grant to executives typically vest and become fully-exercisable over a four-year period, subject, in certain cases, to accelerated vesting upon the occurrence of certain events such as termination of employment without cause or changes in control of the Company. The grant of stock options and restricted stock awards also provides significant long-term earnings potential in a competitive market for executive talent.
In the past, we have typically granted stock options to executives shortly following the commencement of their employment, and restricted stock awards as part of our regular performance review process. Our policy is to award stock options with an exercise price equal to the closing price of our stock on the NYSE on the date of grant. The principal factors considered in granting stock options or restricted stock awards to executives are prior performance, level of responsibility, the amounts of other compensation attainable by the executive and the executive’s ability to influence the Company’s long-term growth and profitability. However, the 2005 Stock Incentive Plan does not provide any quantitative method for weighing these factors and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as anticipated future performance.
The compensation associated with stock options and restricted stock awards granted to Named Executive Officers as are included in the Summary Compensation Table and other tables below.
Retirement Plans. We have established and maintain a retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986 (the “Code”) to cover our eligible employees, including our executive officers. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to the 401(k) plan. Our 401(k) plan is intended to constitute a qualified plan under Section 401(a) of the Code and its associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. We make contributions to the 401(k) plan for the benefit of certain executive officers.
Severance Benefits and Change in Control Payments. In order to retain the ongoing services of certain of the Named Executive Officers, we have provided the assurance and security of severance benefits and change in control payments. As described more fully below under the caption “Employment Contracts, Termination of Employment and Change in Control Arrangements,” certain of the Named Executive Officers are entitled to the payment of salary continuation and the payment of target bonus amounts in the event of the termination of employment without cause, payment of severance payments and tax “gross up” payments in the event of the termination of employment without cause within 12 months after a change in control of the Company and accelerated vesting of stock options and restricted stock awards in such events. Our employment agreements with such Named Executive Officers also provide for continued health and other welfare benefits following termination of employment. We believe that these severance benefits and change in control payments reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time and that providing such benefits should eliminate, or at least reduce, the reluctance of senior executives to pursue potential change in control transactions that may be in the best interests of stockholders. We believe that these benefits are appropriate in size relative to the overall value of the Company.
Other Compensation Plans. The Company has adopted general employee benefit plans in which Named Executive Officers are permitted to participate on parity with other employees. The Named Executive Officers, together with other executives, are entitled to reimbursement of certain out-of-pocket payments incurred for health care.

Other Perquisites. We annually review the perquisites that our Named Executive Officers receive. During 2010, Mr. Betts received perquisites in the aggregate amount of $97,313, which included $89,063 for housing and travel reimbursement. During 2010, Ms. Ellis received perquisites in the aggregate amount of $83,884, which included (i) reimbursement of $47,177 of executive housing and travel expenses and (ii) $27,059 for tax gross up with respect to amounts paid by the Company to Ms. Ellis for reimbursement of executive housing and travel expenses. These amounts are reflected in the column captioned “All Other Compensation ($)” in the Summary Compensation Table below.
Summary Compensation Table
The following table sets forth certain information concerning compensation of each Named Executive Officer during the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008:

						Non-Equity
				Stock	Option	Incentive Plan		All Other
Name and		Salary		Awards	Awards	Compensation		Compensation		Total
Principal Position	Year	($)		($) (1) (2)	($) (1)	($) (3)		($)		($)

Scott H. Betts	2010	$600,000		$—	$1,039,600	$225,000		$97,313	(4)	$1,961,913
Principal Executive Officer	2009	$575,754		$440,000	$366,000	$264,723		$22,415	(5)	$1,668,892
	2008	$450,500		$—	$1,665,000	$200,087		$92,490	(6)	$2,408,077
Mary E. Higgins (7)	2010	$106,731	(8)	$—	$353,394	$27,997		$63	(9)	$488,184
Principal Financial Officer
George Gresham	2010	$137,019	(10)	$—	$293,800	$—		$12,655	(11)	$443,474
Former Principal Financial	2009	$375,000		$110,000	$122,000	$120,000		$21,360	(12)	$748,360
Officer	2008	$302,888	(13)	$—	$1,008,000	$241,614	(14)	$92,490	(15)	$1,644,992
Mari Ellis (16)	2010	$275,000		$—	$293,800	$68,750		$83,884	(17)	$721,434
Executive Vice President,	2009	$275,000		$110,000	$122,000	$101,750		$83,656	(18)	$692,406
Development and Technology
David Lucchese (19)	2010	$223,616	(20)	$—	$503,000	$57,288		$109,290	(21)	$893,194
Executive Vice President, Sales
Michael S. Dowty (22)	2010	$275,000		$—	$293,800	$68,750		$9,993	(23)	$647,543
Executive Vice President, Business Development

(1)
Represents the fair value of the directors’ restricted stock grants, as calculated in accordance with FASB ASC Topic 718 (formerly FAS 123(R)). For a discussion of the assumptions made in determining the valuation of the restricted stock awards, please see Note 2, to the financial statements in our Annual Reports on Form 10-K for the years ended December 31, 2008, 2009 and 2010.

(2)
Represents the fair value of the directors’ stock option grants, as calculated in accordance with FASB ASC Topic 718 (formerly FAS 123(R)). For a discussion of the assumptions made in determining the valuation of the stock option awards, please see Note 2, to the financial statements in our Annual Reports on Form 10-K for the years ended December 31, 2008, 2009 and 2010.

(3)
Represents the amount of cash bonus earned under the Company’s cash incentive bonus program for the applicable fiscal year. Amounts earned for a particular fiscal year are typically paid out to the Named Executive Officers in the first quarter of the following calendar year unless otherwise indicated.

(4)	Includes (i) $89,063 for executive housing and travel reimbursement (iii) contributions made by the Company of $8,250 under its 401(k) plan for the benefit of Mr. Betts during fiscal year 2010.

(5)
Includes (i) $7,837 for travel reimbursement, (ii) $4,495 for tax gross up with respect to amounts paid by the Company to Mr. Betts for travel reimbursement and (iii) contributions made by the Company of $8,143 under its 401(k) plan for the benefit of Mr. Betts during fiscal year 2009.

(6)
Includes (i) payments of $64,233 for executive housing and travel made by the Company on behalf of Mr. Betts in fiscal year 2008, (ii) $23,757 for tax gross up with respect to amounts paid by the Company to Mr. Betts for executive housing and travel reimbursement and (iii) contributions made by the Company of $4,500 under its 401(k) plan for the benefit of Mr. Betts during fiscal year 2008.

(7)	New addition to the Summary Compensation table in 2010; prior year information is not required.

(8)	Represents amounts paid to Ms. Higgins from September 14, 2010 through December 31,2010.

(9)	Includes $63 of Company fees for health care expenses.

(10)	Represents amounts paid to Mr. Gresham from January 1, 2010 through May 8, 2010, the date of Mr. Gresham’s resignation from the Company.

(11)
Includes (i) reimbursement of $5,887 out-of-pocket health care expenses, and (ii) contributions made by the Company of $6,786 under its 401(k) plan for the benefit of Mr. Gresham during fiscal year 2010.

(12)
Includes (i) reimbursement of $4,228 of out-of-pocket health care expenses, (ii) contributions made by the Company of $8,250 under its 401(k) plan for the benefit of Mr. Gresham during fiscal year 2009 and (iii) tax gross up of $8,882 for travel and executive housing for 2008 paid in 2009.

(13)	Represents compensation paid to Mr. Gresham from February 25, 2008 through December 31, 2008.

(14)
Represents (i) the aggregate signing cash bonus Mr. Gresham was entitled to receive in fiscal year 2008 and (ii) the amount of cash bonus earned for performance during fiscal year 2008 but paid in fiscal year 2009.

(15)
Includes (i) $65,911 for tax-gross up related to Mr. Gresham’s signing bonus, (ii) $38,588 for relocation expenses, (iii) $19,879 for tax-gross up related to Mr. Gresham’s relocation expenses, (iv) payments of $18,175 for executive housing and travel made by the Company on behalf of Mr. Gresham during fiscal year 2008, (v) contributions made by the Company of $7,572 under its 401(k) plan for the benefit of Mr. Gresham during fiscal year 2008.

(16)	New addition to the Summary Compensation Table in 2009; prior year information is not required.

(17)
Includes (i) reimbursement of $1,398 of out-of-pocket health care expenses, (ii) reimbursement of $47,177 of executive housing and travel expenses, (iii) $27,059 for tax gross up with respect to the amount paid by the Company for Ms. Ellis for reimbursement of executive housing and travel expenses and (iv) contributions made by the Company of $8,250 under its 401(k) plan for the benefit of Ms. Ellis in fiscal year 2010.

(18)
Includes (i) reimbursement of $3,230 of out-of-pocket health care expenses, (ii) reimbursement of $45,868 of executive housing and travel expenses, (iii) $26,308 for tax gross up with respect to the amount paid by the Company for Ms. Ellis for reimbursement of executive housing and travel expenses and (iv) contributions made by the Company of $8,250 under its 401(k) plan for the benefit of Ms. Ellis in fiscal year 2009.

(19)	New addition to the Summary Compensation Table in 2010; prior year information is not required.

(20)	Represents compensation paid to Mr. Lucchese from April 30, 2010 through December 31, 2010.

(21)
Includes (i) reimbursement of $1,040 of out-of-pocket health care expenses, (ii) contributions made by the Company of $8,250 under its 401(k) plan for the benefit of Mr. Lucchese, and (iii) the aggregate signing cash bonus Mr. Lucchese was entitled to receive in fiscal year 2010.

(22)	New addition to the Summary Compensation Table in 2010; prior year information is not required.

(23)
Includes (i) reimbursement of $1,743 of out-of-pocket health care expenses and (ii) contributions made by the Company of $8,250 under its 401(k) plan for the benefit of Mr. Dowty during fiscal year 2010.

Grants of Plan Based Awards in 2010
The following table sets forth certain information concerning grants of awards made to each Named Executive Officer during the fiscal year ended December 31, 2010:

					All Other	All Other		Grant Date
					Stock Awards:	Option Awards:	Exercise or	Fair Value
		Estimated Future Payments under			Number of	Number of	Base Price	of Stock
		Non-Equity Incentive Plan Awards (1)			Shares of Stock	Securities	of Option	and Option
	Grant	Threshold	Target	Maximum	or Units	Underlying Options	Awards	Awards
Name	Date	($) (2)	($)	($) (3)	(#)	(#)	($/Sh)	($)(4)

Scott H. Betts	2/16/2010	4,500	450,000	675,000	—	230,000	$7.77	$1,039,600
Mary E. Higgins	9/14/2010	534	53,365	80,048	—	150,000	$3.99	$354,000
Mari Ellis	2/16/2010	1,375	137,500	206,250	—	65,000	$7.77	$293,800
David Lucchese	4/30/2010	1,118	111,808	167,712	—	100,000	$8.68	$503,000
Michael S. Dowty	2/16/2010	1,375	137,500	206,250	—	65,000	$7.77	$293,800

(1)
Represents amounts potentially payable under the Company’s cash incentive bonus program. A more detailed discussion of how the threshold, target and maximum amounts are determined and calculated is found in the Compensation Discussion & Analysis section of this Proxy Statement. The actual amount realized by each Named Executive Officer under the Company’s cash incentive bonus program is set forth in the Non-Equity Incentive Compensation column of the Summary Compensation Table for such Named Executive Officer.

(2)	Represents the maximum amount payable to the Named Executive Officer at the threshold level.

(3)	Represents the maximum amount payable to the Named Executive Officer under the Company’s cash incentive program.

(4)
Represents the total fair value of the Named Executive Officers’ restricted stock grants and stock option grants, as calculated in accordance with FASB ASC Topic 718 (formerly FAS 123(R)). For a discussion of the assumptions made in the valuation, please see Note 8 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010.

Employment Contracts, Termination of Employment and Change in Control Arrangements
Employment Agreements
Betts Employment Agreement
The Company is a party to an employment agreement with Mr. Betts dated October 31, 2007, as amended (the “Betts Agreement”) pursuant to which Mr. Betts currently receives a current annual base salary of $600,000, with such salary subject to annual review by the Board. Additionally, Mr. Betts is eligible for a discretionary bonus in an amount up to 112.5% of his then current base salary based upon satisfaction of certain performance criteria or goals as are mutually agreed upon by Mr. Betts and the Company. The target amount of the discretionary bonus, assuming the achievement of the applicable performance goals and criteria, is 75% of his then current base salary. In March 2010, the Betts Agreement was amended to reimburse Mr. Betts for all reasonable out-of-pocket expenses that he incurs in the course of commuting from a residence outside of Las Vegas, including airfare, rental car, taxi and rent and utilities for an apartment or other residence in the Las Vegas metropolitan area. Such reimbursement is retroactive to March 1, 2009 because an amendment to the Betts Agreement in April 2009 inadvertently removed this benefit commencing on March 1, 2009. These reimbursements will be treated as taxable income to Mr. Betts and the Company will not provide Mr. Betts with any gross-up in connection with the income recognized by Mr. Betts as a result of these reimbursements. In addition, the Betts Agreement provided Mr. Betts the option to purchase 1,000,000 shares of Common Stock pursuant to the 2005 Stock Incentive Plan (the “Notice of Stock Option Award and Option Award Agreement”). The Notice of Stock Option Award and Option Award

Agreement were entered into by Mr. Betts and the Company on October 31, 2007. In addition, during each of the first eighteen (18) months of Mr. Betts’ employment with the Company, the Company reimbursed Mr. Betts for all reasonable out-of-pocket expenses that his wife incurred in the course of traveling to the Las Vegas metropolitan area not more frequently than once per month for the purpose of preparing for the relocating of Mr. Betts’ principal residence to the Las Vegas metropolitan area. The Betts Agreement also entitles Mr. Betts to participate in the Company’s group medical, dental, life insurance, 401(k), deferred compensation or other benefit plans and programs on the same terms and conditions as other members of the Company’s senior executive management. In addition, Mr. Betts is also entitled to certain termination and/or severance payments pursuant to the Betts Agreement. Specifically, the Betts Agreement entitles Mr. Betts to receive his then current base salary for a period of twenty-four (24) months if Mr. Betts is terminated by the Company without Cause (as defined in the Betts Agreement) or Mr. Betts terminates his employment for Good Reason (as defined in the Betts Agreement). Mr. Betts’ severance benefits are conditioned upon him executing releases in favor of the Company. Additionally, the Company shall pay Mr. Betts all base salary due and owing and all other accrued but unpaid benefits (including accrued vacation) through the last day Mr. Betts actually worked prior to his termination by the Company without Cause or Mr. Betts’ termination of his employment for Good Reason. Mr. Betts is terminated by the Company without Cause or Mr. Betts terminates his employment for Good Reason, Mr. Betts is entitled to receive a bonus in the amount of seventy-five percent (75%) of his then-current base salary, payable in equal installments concurrent with the continued salary payments. Mr. Betts’ employment agreement also contains a non-competition and non-solicitation provisions each lasting two years after termination of Mr. Betts’ employment. The Betts Agreement also permits the Company to delay the payment of any amount or provision of benefits under the agreement to the extent necessary to comply with Section 409A of the Code.
Gresham Employment Agreement
Mr. Gresham resigned from the Company as of May 8, 2010 and the Company’s obligations under its employment agreement with Mr. Gresham (the “Gresham Agreement”) ceased as of May 8, 2010. Pursuant to the Gresham Agreement, Mr. Gresham was entitled to receive an annual base salary of $375,000 and was eligible for a discretionary annual bonus in an amount of up to 75% of his then current base salary depending upon the achievement of certain performance criteria and goals to be determined. The target amount of the discretionary bonus, assuming the achievement of performance criteria and goals, was 50% of his then current base salary. Mr. Gresham also received a one-time signing bonus of $100,000, grossed up for all applicable taxes, that was repayable in the event that he voluntarily resigned during the first year of his employment. In addition, the Gresham Agreement provided Mr. Gresham an option to purchase 350,000 shares of Common Stock pursuant to the 2005 Stock Incentive Plan (the “Notice of Stock Option Award and Option Award Agreement”). The Notice of Stock Option Award and Option Award Agreement were entered into by Mr. Gresham and the Company on February 25, 2008. In the Gresham Agreement, the Company agreed to provide Mr. Gresham with furnished corporate housing in the Las Vegas metropolitan area for six months and to pay the costs of either Mr. Gresham commuting back to his home in Arizona on weekends or Mr. Gresham’s family traveling to Las Vegas once each month during the first six months of his employment. The Company also agreed to pay the costs of Mr. Gresham’s relocation to the Las Vegas metropolitan area, certain costs associated with Mr. Gresham selling his home in Arizona and certain costs associated with Mr. Gresham purchasing a home in the Las Vegas metropolitan area. The Gresham Agreement also entitled Mr. Gresham to participate in the Company’s group medical, dental, life insurance, 401(k), deferred compensation or other benefit plans and programs on the same terms and conditions as other members of the Company’s senior executive management. Mr. Gresham’s employment agreement also contained a non-competition and non-solicitation provisions each lasting two years after termination of Mr. Gresham’s employment.
Lever Employment Agreement
The Company is party to an employment agreement with Ms. Lever dated September 12, 2005, as amended by that certain Amendment No. 1 to Employment Agreement dated March 16, 2006 and that certain Amendment No. 2 to Employment Agreement dated August 11, 2008 (the “Lever Agreement”), with a current annual base salary of $285,000 and eligibility for a discretionary bonus in an amount to be determined by the Board in consultation with the Company’s Chief Executive Officer. In addition, the Lever Agreement provides Ms. Lever with a pro rated partial target bonus equal to one-half of her base salary for the year in which her employment is terminated, one year’s salary continuation and a target bonus equal to one-half of her base salary in the event her employment is terminated without cause. Ms. Lever’s severance benefits are conditioned upon her executing releases in favor of the Company and agreeing to a noncompetition covenant lasting for two years after termination of her employment. The Lever Agreement was amended to permit the Company to delay the payment of any amount or provision of any benefits under the agreement to the extent necessary to comply with Section 409A of the Code.

Ellis Employment Agreement
The Company is party to an employment agreement with Ms. Ellis dated February 15, 2008 (the “Ellis Agreement”), wherein Ms. Ellis is entitled to receive an annual base salary of $275,000 and is eligible for a discretionary annual bonus in an amount of up to 75% of her then current base salary depending upon the achievement of certain performance criteria and goals to be determined. The target amount of the discretionary bonus, assuming the achievement of performance criteria and goals, is 50% of her then current base salary. In the event Ms. Ellis’ employment is terminated without cause or for good reason, she is entitled to receive twelve months base salary, a bonus in an amount of 50% of twelve months base salary and continued health care coverage for twelve months following termination of her employment. Under the terms of the Ellis Agreement, the Company has agreed to provide Ms. Ellis with furnished corporate housing in the Las Vegas metropolitan area and will pay the costs of Ms. Ellis commuting back to her home in Colorado on weekends. In connection with her appointment to office, Ms. Ellis was granted an option under the Company’s 2005 Stock Incentive Plan to purchase an aggregate of 100,000 shares of Common Stock. Subject to Ms. Ellis’ continued employment with the Company, the option will vest over a four-year period.
Employment Agreements with Higgins, Lucchese and Dowty
Although the Company does not have any other formal employment agreements with any of the other executive officers, the Company has agreed to provide Ms. Higgins, Mr. Lucchese and Mr. Dowty with a severance benefit such that each of them is entitled to receive twelve months base salary, a bonus in an amount of 50% of an executive officer’s base salary and continued health care coverage for twelve months following termination of employment if their employment is terminated without cause or for good reason as defined in such severance policy. Each of these executive officers is also eligible for a discretionary bonus in an amount of up to 75% of his or her then current base salary depending upon the achievement of certain performance criteria and goals to be determined. The target amount of each of these executive officer’s discretionary bonus, assuming the achievement of performance criteria and goals, is 50% of his or her then current base salary.

The following table sets forth the estimated payments and benefits to the Named Executive Officers based upon (A) a hypothetical termination without cause of each such executive’s employment on December 31, 2010 that is not in connection with a change in control of us, (B) a hypothetical change in control of us on December 31, 2010, and (C) a hypothetical termination without cause of each executive’s employment on December 31, 2010 in connection with a change in control of us:

	Mr. Betts	Ms. Higgins	Ms. Ellis	Mr. Lucchese	Mr. Dowty
Termination without cause

Salary continuation and bonus	$2,100,000	$562,500	$412,500	$510,000	$412,500

Lump sum severance payments	$—	$—	$—	$—	$—

Accelerated vesting of stock options and restricted stock (1)	$160,875	$—	$53,625	$—	$53,625

Continued group medical coverage (2)	$18,789	$13,097	$6,719	$14,082	$6,641

Change in control (3)

Accelerated vesting of stock options and restricted stock (1)	$506,460	$—	$140,023	$—	$140,023

Termination without cause in connection with change in control

Accelerated vesting of stock options and restricted stock (1)	$506,460	$—	$140,023	$—	$140,023

(1)
The value attributed to the hypothetical acceleration of the vesting of any restricted stock awards held by a Named Executive Officer is determined by (i) multiplying the number of restricted stock unit awards accelerated by $3.19 (the closing price of Common Stock on December 31, 2010). The value attributed to the hypothetical acceleration of vesting of any stock options awards held by a Named Executive Officer is determined by multiplying (i) the difference between the exercise price of the applicable stock option award and $3.19 (the closing price of Common Stock on December 31, 2010) and (ii) the number of unvested shares underlying the applicable stock option award. The equity awards held by the Named Executive Officers that are subject to possible acceleration are described as unexercisable or not vested in the table entitled “Outstanding Equity Awards at December 31, 2010” appearing earlier in this Proxy Statement.

(2)	Estimated value of continued coverage under group health insurance plans and other healthcare-related perquisites through the end of the applicable severance period.

(3)	Assumes that the party acquiring control of the Company has assumed the Company’s obligations under the 2005 Stock Incentive Plan.

Indemnification Agreements
The Company has entered into indemnification agreements with each of its directors and executive officers and certain employees. The indemnity agreements provide, among other things, that the Company will indemnify its directors, executive officers and certain employees under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements each may be required to pay in actions or proceedings which either of them may be made a party by reason of their positions as a director or other agent of the Company or any of its subsidiaries, and otherwise to the fullest extent permitted under Delaware law and the Company’s Amended and Restated Bylaws.
Acceleration of Vesting of Stock Options and Restricted Stock Bonus Agreements
Change of Control
The agreements pursuant to which the Company granted stock options and shares of restricted stock to Messrs. Betts and Gresham provide for full acceleration of vesting of the unvested portion of stock options and restricted stock upon an acquisition or change of control of the Company. The agreements pursuant to which the Company granted stock options and shares of restricted stock to Ms. Higgins, Ms. Lever, Ms. Ellis, Mr. Lucchese and Mr. Dowty vary in terms of the provisions relating to acceleration of the unvested portions of stock options or restricted stock. In some instances, the awards to these executive officers provide for full acceleration of vesting upon an acquisition or change of control of the Company. In other instances, the unvested portions of the stock option awards are accelerated in the event that the relevant executive’s employment is terminated without cause within 18 months after an acquisition or change of control of the Company, and in other instances there are no specific provisions relating to acceleration of the unvested portion of such executive’s stock options and restricted stock awards.
Termination without Cause or For Good Reason
The agreements pursuant to which the Company granted stock options and shares of restricted stock to Messrs. Betts and Gresham provide for full or partial acceleration of vesting on the unvested portion of stock options and restricted stock if they are terminated without cause or for good reason as such terms are defined in their respective employment agreements. The agreements pursuant to which the Company granted stock options to Ms. Higgins, Ms. Lever, Ms. Ellis, Mr. Lucchese and Mr. Dowty in some instances provide for acceleration of the unvested portions of stock options if they are terminated without cause or for good reason as such terms are defined in their employment agreements.

Outstanding Equity Awards at December 31, 2010
The following table sets forth certain information concerning unexercised options, stock that has not vested and equity incentive plan awards for each Named Executive Officer outstanding as of the end of the fiscal year ended December 31, 2010:

	OPTION AWARDS						STOCK AWARDS
	Number of		Number of
	Securities		Securities
	Underlying		Underlying				Number of		Market Value of
	Unexercised		Unexercised		Option		Shares or Units		Shares or Units
	Options		Options		Exercise	Option	of Stock that		of Stock That
	(#)		(#)		Price	Expiration	Have Not Vested		Have Not Vested
Name	Exercisable		Unexercisable		($)	Date	(#)		($)
Scott H. Betts	791,666	(1)	208,334		$9.99	10/31/17
	354,166	(2)	145,834		$6.87	02/07/18
	137,500	(3)	162,500		$2.20	02/24/19
	—		230,000	(4)	$7.77	02/16/20
							108,334	(5)	$345,585
Mary E. Higgins	—		150,000	(6)	$3.99	09/14/20
							—		$—
Mari Ellis	70,833	(7)	29,167		$6.33	02/19/18
	45,833	(8)	54,167		$2.20	02/24/19
	—		65,000	(9)	$7.77	02/16/20
							27,084	(10)	$86,398
David Lucchese	—		100,000	(11)	$8.68	04/30/20
							—		$—
Michael S. Dowty	25,000	(12)	—		$15.48	02/07/16
	25,000	(13)	—		$18.94	04/27/16
	54,166	(14)	29,167		$6.87	02/07/18
	12,500	(15)	54,167		$2.20	02/24/19
	—		65,000	(16)	$7.77	02/16/20
							417	(17)	$1,330
							27,084	(18)	$86,398

(1)	These options were granted on October 31, 2007 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(2)	These options were granted on February 7, 2008 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(3)	These options were granted on February 24, 2009 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(4)	These option were granted on February 16, 2010 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(5)	The unvested shares consist of a restricted stock award of 200,000 shares granted on February 24, 2009 and will be fully vested on February 7, 2013.

(6)	These options were granted on September 14, 2010 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(7)	These options were granted on February 19, 2008 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(8)	These options were granted on February 24, 2009 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(9)	These options were granted on February 16, 2010 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(10)	The unvested shares consist of a restricted award of 50,000 shares granted on February 24, 2009 and will be fully vested on February 7, 2013.

(11)	These options were granted on April 30, 2010 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(12)	These options were granted on February 7, 2006 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(13)	These options were granted on April 27, 2006 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(14)	These options were granted on February 7, 2008 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(15)	These options were granted on February 24, 2009 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(16)	These option were granted on February 16, 2010 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(17)	The unvested shares consist of a restricted award of 10,000 shares granted on February 7, 2007 and were fully vested on February 7, 2011.

(18)	The unvested shares consist of a restricted award of 50,000 shares granted on February 24, 2009 and will be fully vested on February 7, 2013.

Option Exercises and Stock Vested in 2010
The following table sets forth certain information concerning each exercise of stock options and each vesting of stock, including restricted stock, for each Named Executive Officer during the fiscal year ended December 31, 2010:

	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($) (1)	(#)	($) (2)
Scott Betts	—	$—	91,666	$624,038
Mary E. Higgins	—	$—	—	$—
George W. Gresham	218,749	$1,203,559	15,625	$122,771
Mari Ellis	—	$—	22,916	$156,007
David Lucchese	—	$—	—	$—
Michael S. Dowty	50,000	$187,835	25,573	$172,141

(1)	The value realized equals the aggregate exercise price of options exercised on the exercise date multiplied by the number of shares that were exercised.

(2)	The value realized equals the closing price of Common Stock on the vesting date multiplied by the number of shares that vested.
Pension Benefits in 2010
During the fiscal year ended December 31, 2010, there were no plans that provide for payments or other benefits at, following, or in connection with retirement of any Named Executive Officer other than provisions in Company’s stock option agreements with Named Executive Officers that provide for the exercise of such options after the optionee’s retirement from the Company (which includes termination of employment for any reason or no reason at all, other than for cause) for the remainder of the option term, if on the date of termination the optionee has attained 10 years of service to the Company and at least 50 years of age.
Nonqualified Deferred Compensation in 2010
During the fiscal year ended December 31, 2010, there were no defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified to any Named Executive Officer.
We have established and maintained a retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986, or the Code, to cover our eligible employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to the 401(k) plan. Our 401(k) plan is intended to constitute a qualified plan under Section 401(a) of the Code and its associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. During fiscal 2010, we made matching contributions on behalf of the Named Executive Officers as described in the Summary Compensation Table set forth above and the related footnotes thereto.
Director Compensation in 2010
All non-employee directors receive an annual fee of $40,000 except for the chair of the Board who receives an annual fee of $60,000. In addition, each member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that is independent, within the meaning of the applicable rules of the NYSE, will receive an additional annual fee of $7,500. The chairperson of each of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive an additional annual fee of $20,000, $10,000 and $10,000, respectively.

In addition, each non-employee director that was not affiliated with a principal stockholder of the Company was granted, upon the director’s initial appointment to the Board, an option to purchase 100,000 shares of Common Stock under the Company’s 2005 Stock Incentive Plan. The exercise price for these options was the fair market value of the Common Stock at the time of the grant of the stock options. For each grant, one eighth of the options are to vest after six months of service as a director, and the remainder will vest ratably in equal monthly installments over the succeeding forty-two months; provided, however, that the options will vest in their entirety upon a change of control of the Company. The options have a term of ten years. Non-employee directors are typically granted additional options to purchase shares of Common Stock or awards of restricted shares of Common Stock under the Company’s 2005 Stock Incentive Plan on an annual basis. Such options and restricted stock vest according to the same schedule as the initial grants.
The following table sets forth certain information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2010:

	Fees Earned or	Stock Awards	Option Awards	Total
Name	Paid in Cash	($) (1)	($) (2)	($)

E. Miles Kilburn (3)	$96,667	$—	$226,000	$322,667

Charles J. Fitzgerald (4)	$6,667	$—	$—	$6,667

Fred Enlow (5)	$52,500	$—	$135,600	$188,100

Geoff Judge (6)	$52,500	$—	$135,600	$188,100

Patrick Olson (7)	$64,167	$—	$135,600	$199,767

Michael Rumbolz (8)	$13,333	$—	$219,000	$232,333

(1)
Represents the fair value of the directors’ restricted stock grants in fiscal year 2010, as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the directors’ restricted stock grants, please see Note 2 to the 2010 consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
Represents the fair value of the directors’ stock option grants in fiscal year 2010, as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the directors’ stock option grants, please see Note 2 to the 2009 consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(3)	At December 31, 2010, Mr. Kilburn had 27,501 shares of unvested restricted stock outstanding and unvested options to purchase 137,501 shares of Common Stock.

(4)	Mr. Fitzgerald resigned in April 2010.

(5)	At December 31, 2010, Mr. Enlow had 18,834 shares of unvested restricted stock outstanding and unvested options to purchase 88,667 shares of Common Stock.

(6)	At December 31, 2010, Mr. Judge had 18,834 shares of unvested restricted stock outstanding and unvested options to purchase 88,667 shares of Common Stock.

(7)	At December 31, 2010, Mr. Olson had 18,417 shares of unvested restricted stock outstanding and unvested options to purchase 94,917 shares of Common Stock.

(8)	At December 31, 2010, Mr. Rumbolz had no shares of restricted stock outstanding and unvested options to purchase 100,000 shares of Common Stock.

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is or was formerly an officer or employee of the Company or its subsidiaries. No interlocking relationship exists between any member of the Company’s Board or Compensation Committee and any member of the Board or compensation committee of any other companies, nor has such interlocking relationship existed in the past.
EQUITY COMPENSATION PLANS
The following table sets forth information about shares of Common Stock that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s stockholders as well as compensation plans that were not approved by the Company’s stockholders. Information in the table is as of December 31, 2010. The amounts in columns (a) do not include shares of restricted stock issued and outstanding under the Company’s 2005 Stock Incentive Plan.

Number of Securities
Remaining Active for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted Average	Equity Compensation
	Exercise of Oustanding	Exercise Price of	Plans (Excluding
	Options, Warrants and	Outstanding Options,	Securities Reflected in
	Rights	Warrants and Rights	Column a)
Plan Category	(a)	(b)	(c) (2)

Equity compensation plans approved by stockholders (1)	8,756,110	$7.50	3,558,064

Equity compensation plans not approved by stockholders	—	—	—

Total/weighted average/Total	8,756,110	$7.50	3,558,064

(1)	Represents shares of Common Stock issuable upon exercise of options outstanding under the Company’s 2005 Stock Incentive Plan.

(2)
Under the annual refresh provisions of the Company’s 2005 Stock Incentive Plan, the total number of shares reserved for issuance upon exercise of stock options was increased by 1,931,400 on January 1, 2011.

REPORT OF COMPENSATION COMMITTEE
The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
MEMBERS OF THE COMPENSATION COMMITTEE
E. Miles Kilburn
Patrick Olson
Fred Enlow

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
The Audit Committee of the Board consists of Messrs. Kilburn, Enlow, Olson and Judge. Mr. Kilburn serves as Chairman of the Committee. The Board has determined that each member of the Audit Committee meets the experience requirements of the rules and regulations of the NYSE and the SEC, as currently applicable to the Company. The Board has also determined that each member of the Audit Committee meets the independence requirements of the rules and regulations of the NYSE and the SEC, as currently applicable to the Company.
The Audit Committee operates under a written charter approved by the Board. A copy of the charter is available on our website at www.gcainc.com.
The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee annually recommends to the Board the appointment of an independent registered public accounting firm to audit the consolidated financial statements and internal controls over financial reporting of the Company and meets with such personnel of the Company to review the scope and the results of the annual audits, the amount of audit fees, the Company’s internal controls over financial reporting, the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K and other related matters.
The Audit Committee has reviewed and discussed with management the consolidated financial statements for fiscal year 2010 audited by Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and management’s assessment of internal controls over financial reporting. The Audit Committee has discussed with Deloitte & Touche LLP various matters related to the financial statements, including those matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board, regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.
The Audit Committee and the Board also have recommended, subject to stockholder ratification, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011.
MEMBERS OF THE AUDIT COMMITTEE
E. Miles Kilburn
Fred C. Enlow
Geoff Judge
Patrick Olson

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than 10 percent of Common Stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on its review of the copies of such forms received and written representations from certain Reporting Persons that no such forms were required, the Company believes that during fiscal 2010, all Reporting Persons complied with the applicable filing requirements on a timely basis, except for the following inadvertent failures to file Forms 4 on a timely basis: one Form 4 on behalf of Katie Lever and one Form 4 on behalf of Michael S. Dowty.
OTHER MATTERS
The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.
ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS
UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, GLOBAL CASH ACCESS HOLDINGS, INC., 3525 EAST POST ROAD, SUITE 120, LAS VEGAS, NEVADA, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE FISCAL 2008 REPORT, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,
By:	/s/ Scott Betts
Scott Betts
Chief Executive Officer
March 25 2011
Las Vegas, Nevada

GLOBAL CASH ACCESS HOLDINGS, INC. ATTN: CORPORATE 3525 EAST POST ROAD, SUITE 120 LAS VEGAS, NV 89120

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The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees:
01	Fred C. Enlow	02 Patrick Olson

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2	To approve, by non-binding vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.		0	0	0

The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain
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4	To ratify the appointment of Deloitte & Touche LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2011.		0	0	0

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GLOBAL CASH ACCESS HOLDINGS, INC.
Annual Meeting of Stockholders
April 28, 2011 9:00 AM
This proxy is solicited by the Board of Directors
The undersigned holder of Common Stock, par value $0.001, of Global Cash Access Holdings, Inc. (the “Company”) hereby appoints Scott Betts and Mary E. Higgins, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 28, 2011 at 9:00 a.m., Pacific Time, at the Green Valley Ranch Resort, Spa and Casino, 2300 Paseo Verde Drive, Henderson, Nevada 89052, and at any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.
This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.
Continued and to be signed on reverse side